COTY

Versiox. October 12, 2016

Employment contract between the undersigned:
HFC Prestige International Operations Switzerland sari
Chemin de la Papeterie 1
1290 Versoix
Switzerland
(Hereinafter referred to as "Employer or Company")

And
Anne Jaeckin
11, rue Beyle Stendhal
38000 Grenoble
France
(Hereinafter referred to as "Employee")

It is hereby agreed between the undersigned the following:
1.TERMS OF EMPLOYMENT
Position
The Employee shall be employed full-time (100%) by HFC Prestige International Operations Switzerland sari as Vice President Human Resources, Supply Chain, reporting to Mario Reis, Chief Supply Chain Officer and dotted line to Sebastien Froidefond, the chief Human Resources Officer. You will be a member of the Human Resources leadership team.
The Employer reserves the right to assign to the Employee other appropriate functions consistent with the Employee's previous experience but maintaining his then applicable remuneration. The change will however require the Employee's acceptance of the new functions.
Entry date and duration
We anticipate that your employment will start on January 1, 2017. Your actual start date will be the 'Effective Date'.
The present employment agreement is subject to the condition of obtaining a valid work permit from the competent authorities.
Trial period
The initial three months of employment are considered as trial period during which either party may terminate the employment by giving seven days prior written notice.

2.REMUNERATION & BENEFITS
Salary
The Employee's annual gross salary will be of CHF 265'000.-. It will be directly paid by the Company in 13 equal installments - 12 monthly payments plus one additional payment in December; for services of less than a complete calendar year the thirteenth payment will be made on a pro rata basis.
Your next salary review will occur at the next normal cycle as defined by the Company, which generally occurs in the month of October, starting October 2017.
Bonus and special payments
In addition to the annual base salary, the Employee shall participate in the Coty Inc. Annual Performance Plan with an annual target award of 35% of the annual gross base salary. Please refer to the APP brochure for more details. Your participation is subject to the terms of the APP.
Long Term Incentive Plan
You will be eligible to participate in the Coty Inc. Equity & Long Term Incentive Plan ("EL TIP"). More details will be made available to recipients of EL TIP. All Equity grants are subject to discretionary review and approval of Caty's Board of Directors and annual performance, and are contingent upon the acceptance of the NonCompetition Agreement.
Sign-on Bonus
Coty will pay you, in the first 90 days of your employment, a sign on Bonus of the equivalent in CHF of USD 115'000.- gross with a claw-back of 2 years in full, which means that if you resign in the first 2 years of your starting date, you will have to reimburse the total amount. This payment is conditional to you providing documentary evidences of your amount L TIP entitlement.
Company Car
You will be provided with the use of a company car or car allowance in accordance with the Company policies.
3.CONFIDENTIALITY AND OTHER CLAUSES
The Employee undertakes to keep strictly confidential any and all information relating to the business of the employer including but not limited to trade secrets (names of clients, amounts invoiced, nature of their orders, etc.), business secrets (dates of launches, product formulations, types of packaging, business plans, budgets, marketing campaigns, corporate developments and actions etc. ) and more generally any other matters of confidential nature which must not be disclosed to third parties.
This clause shall be binding during the full term of the employment and during a period of five years after the end of employment.
Non -Competition

As set forth in the Non-Competition and Confidentiality Agreement, you covenant and agree that, during the term of your employment with the Company and for twelve (12) months after the termination thereof, regardless of the reason for the employment termination, you will not, directly or indirectly, anywhere in the Territory (as defined in the Non-Competition Agreement), on behalf of any Competitive Business (as defined in the Non-Competition Agreement) perform the same or substantially the same job duties.
Non -Solicitation
As set forth in the Non-Competition Agreement, you covenant and agree that during the term of your employment with the Company and for twelve (12) months after the termination thereof, regardless of the reason for the employment termination, you will not, directly or indirectly, on your own behalf or on behalf of or in conjunction with any person or legal entity, recruit, solicit or induce, or attempt to recruit, solicit or induce, any non-clerical employee of the Company with whom you had personal contact or supervised while performing your job duties, to terminate their employment relationship with the Company.
In case of breach of the present article, the Employee shall pay to the Company a penalty in the amount of six month of his/her gross salary. Payment of the penalty shall not discharge the Employee from complying with his undertakings pursuant to this clause.
In addition to the payment of the penalty and any further damages the Company may have incurred as a result of the breach, the Company shall have the right to request that the Employee ceases and desists from any prohibited activities and to apply to the courts for injunctive relief.
4.TERMINATION OF EMPLOYMENT
Either party may terminate by a 6-month written notice, except during the Trial Period.
The termination notice shall be in writing to be effective either for the employer or the employee.
The agreement may further be terminated for cause in accordance with the provisions of the Swiss Code of Obligations.
5.APPLICABLE LAW
This employment contract is governed by, construed and enforced in accordance with the laws of Switzerland.
The Coty Employment Handbook Switzerland is an integral part of the employment agreement.
In the event of discrepancies between the employment agreement and the Coty Employee Handbook, the provisions of the employment agreement shall prevail.
Any dispute arising out of or in connection with this employment contract shall be submitted to the competent courts of the canton of Geneva, Switzerland.

For HFC Prestige International Operations Switzerland sarl
/s/ Mario Reis      /s/ Maryline Hirt Tissot
Chief Supply Chain Officer    Lead HR Director Switzerland
Read and Approved:
Signature: /s/ Anne Jaeckin   Date: 17/10/2016
Anne Jaeckin

COTY
        Petit-Lancy, May 18, 2020

Working Contract addendum between the undersigned:
HFC Prestige International Operations Switzerland sari
Chemin Louis-Hubert 1-3
1213 Petit-Lancy
Switzerland
(Hereinafter referred to as "employer or company")

And
Anne Jaeckin
In-House
(Hereinafter referred to as "Employee")

Dear Anne,
Further to your appointment as Senior Vice President HR Global Function on March 1, 2020, we are pleased to highlight your new contractual conditions:
Salary
The Employee’s annual gross salary will be CHF 350,000. It will be directly paid by the Company in 12 equal instalments.
Effective Date
All changes as per this contract addendum are retroactively effective since March 1, 2020.
Miscellaneous
The other conditions of your employment contract remain unchanged.
We are looking forward to continue working with you and wish you much success in your new role.

Kind regards,
/s/ Salvina Occhipinti      /s/ Pauline Cormier
Salvina Occhipinti      Pauline Cormier
Head of HR Switzerland     Senior Payroll Manager & HR Analyst

Read and Approved:
Signature: /s/ Anne Jaeckin